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                                                                    EXHIBIT 4.17


                      TRUE COPY
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                      of the deed of:



                      PLEDGE
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                      in the capital of:



                      CDRJ Europe Holding Company B.V. and
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                      CDRJ Latin America Holding Company B.V.
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                      Deed of: 30 April 1998.
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                                DEED OF PLEDGE
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On this, the thirtieth day of April one thousand nine hundred and ninety-eight, appeared before me, Gerard Cornelis van Eck, assistant civil law notary, residing at Utrecht, hereinafter to be referred to as civil law notary, acting as a substitute for Frits Willem Oldenburg, civil law notary, practising at
Amsterdam:
1. Paul Robert Schut, assistant civil law notary residing at 1017 NR Amsterdam, Lange Leidsedwarsstraat 206 II, born at De Bilt on the eighteenth day of December one thousand nine hundred and seventy-one, holder of driver's licence number 0087239597, single and non-registered partner, acting for the purposes hereof as attorney - duly authorized in writing - of each of:
     i.   CDRJ Acquisition (to be renamed in: Jaffra Cosmetics International,
          ----------------                    -------------------------------
          Inc.), a corporation under the laws of the State of Delaware, United
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          States of America, having its registered office at c/o Corporation
          Trust Center, 1209 Orange Street, Wilmington DE 19801, the United States of America, hereinafter referred to as the "Pledgor I"; and

     ii. CDRJ North Atlantic (Lux) S.aa.R.L., a limited liability company under the laws of Luxembourg, whose registered office is at 10, Rue Antoine Jans, 1820 Luxembourg, Luxembourg, hereinafter referred to as the "Pledgor II".

     The Pledgor I and the Pledgor II hereinafter also collectively referred to as: the "Pledgor".
2. Robert Peter ten Have, lawyer, residing at 1251 ZA Laren, De Dissel 27, born at Leiden on the twenty-second day of March one thousand nine hundred and sixty-eight, holder of passport number L758921, married, acting for the purposes hereof as attorney duly- authorized in writing -of each of:
     i.  CDRJ Europe Holding Company B.V.,
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         a private company with limited liability under the laws of The
         Netherlands ("besloten vennootschap met
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          beperkte aansprakelijkheid"), having its corporate seat at
          Amsterdam and its principal place of business at 1017 CG Amsterdam, Herengracht 548, hereinafter referred to as: "Company I"; and
      ii. CDRJ Latin America Holding Company B.V., a private company with
          --------------------------------------
          limited liability under the laws of The Netherlands ("besloten vennootschap met beperkte aansprakelijkheid"), having its corporate seat at Amsterdam and its principal place of business at 1017 CG Amsterdam, Herengracht 548, hereinafter referred to as: "Company II", Company I and Company II hereinafter also collectively referred to as: the "Companies

     iii. Credit Suisse First Boston, a banking organization, organized and
          --------------------------
          existing under the laws of Switzerland, having an office at Eleven Madison Avenue, New York, the United States of America, acting as Collateral Agent under the Credit Agreement as hereinafter defined - hereinafter referred to as: the "Pledgee".

     The persons appearing, acting in said capacities declared and said as follows:
     WHEREAS:
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     (a)  by notarial deed of contribution and transfer of shares, executed on this, the thirtieth day of April one thousand nine hundred and ninety-eight, before the undersigned civil-law notary, Pledgor I acquired the legal and beneficial title to all issued and outstanding shares in the capital of Company I, such deed also containing the acknowledgement of the above acquisition by Company I;
     (b) by notarial deed of contribution and transfer of shares, executed on this, the thirtieth day of April one thousand nine hundred and ninety-eight, before the undersigned civil-law notary, the Pledgor II acquired the legal and beneficial title to all issued and outstanding shares in the capital of Company II, such deed also containing the

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          acknowledgement of the above acquisition by Company II;
     (c) inter alia - the Pledgor I is signatory to that certain credit agreement dated as of this, the thirtieth day of April one thousand nine hundred and ninety-eight - a photocopy of which is attached to this Deed - with among other parties, the Secured Party (as the same may be amended, supplemented or otherwise modified from time to time, hereinafter referred to as the "Credit Agreement") under the terms of which - inter alia -the Pledgee agreed to make available certain loans
          - inter alia - to the Pledgor I, as defined in the Credit Agreement, all of such loans on the terms and for the purposes as defined in the Credit Agreement;
     (d) inter alia - the Pledgor is signatory to that certain pledge agreement dated as of this, the thirtieth day of April one thousand nine hundred and ninety-eight - a photocopy of which is attached to this Deed - with among other parties, the Pledgee (as the same may be amended, supplemented or otherwise modified from time to time, hereinafter referred to as the "Pledge Agreement") under the terms of which the Pledgor agreed to execute this Deed in order to secure the Obligations as defined in the Pledge Agreement;

     NOW THEREFORE on the terms and subject to the conditions of this Deed, the
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     parties hereto agree as follows:
     Section 1 - Defined Terms and Related Matters
     ---------------------------------------------
     Capitalized terms not otherwise defined in this Deed shall for all purposes of this Deed, including the preceding recitals, have the same meaning as the terms defined in the Credit Agreement and the Pledge Agreement.

     Section 2 - Agreement to Pledge
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     In order to secure the payment and performance, as the case may be, in full of the Obligations (as defined in the Pledge Agreement) of the respective Pledgor I or Pledgor II, as the case may be, and in pursuance of the

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     provisions in the Credit Agreement and the Pledge Agreement, Pledgor I and
     Pledgor II respectively and the Pledgee hereby agree to create a first ranking right of pledge ("eerste pandrecht") in favour of the Pledgee, as meant in Section 3:227 and following of the Netherlands' Civil Code over twenty-four (24) ordinary shares, having a par value of one thousand Dutch Guilders (NLG 1,000.--) each, numbered 1 up to and including 24, in the share capital of Company I (hereinafter referred to as: the "Shares I") and over forty (40) ordinary shares having a par value of one thousand Dutch Guilders (NLG 1,000.--) each, numbered 1 up to and including 40, in the share capital of Company II (hereinafter referred to as: the "Shares II") respectively. The Shares I and the Shares II hereinafter also collectively referred to as the "Shares". The provisions of the Credit Agreement and the Pledge Agreement, shall - to the extent permitted under Netherlands' law - mutatis mutandis be applicable, in so far as not
                        ----------------
     deviated therefrom by this Deed.

     Section 3 - Creation of Right of Pledge
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     3.1  In pursuance of the provisions in Section 2 hereof, Pledgor I and
          Pledgor II respectively hereby grant to the Pledgee a first ranking right of pledge ("eerste pandrecht") over the Shares I and the Shares II respectively in accordance with Section 3:236, paragraph 2, in conjunction with Sections 3:98 and 2:196 of the Netherlands' Civil Code, and the Pledgee hereby accepts such first ranking rights of pledge.
     3.2 In pursuance of the provisions in Section 2 hereof, Pledgor I and Pledgor II respectively pledge by anticipation and/or undertake to pledge any and all proceeds of the Shares I and Shares II respectively including, without limitation, all additional shares, shares receivable or received by virtue of a stock split, or any other shares receivable or received in exchange for any and all of the Shares I and the Shares II respectively, dividends, cash, instruments, warrants and other property from time to time received, receivable or otherwise

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          distributed in respect of, or in exchange for, any or all of the
          Shares I and the Shares II respectively, and in as far as they are not capable of being pledged on the date hereof, as soon as the same are capable of being pledged in accordance with Netherlands' law to the Pledgee, and the Pledgee hereby accepts such pledges. The above proceeds of the Shares I and the Shares II respectively will be pledged to the Pledgee as soon as they become eligible for pledging.

          This will be effected with due observance of the specific requirements under Netherlands' law regarding the pledge of such proceeds of the Shares I and the Shares II respectively.

          3.3.1. The Managing Board of Company I has resolved to approve of the creation of the right of pledge over the Shares I in favour of the Pledgee, as evidenced by Board Minutes dated the thirtieth day of April one thousand nine hundred ninety eight, a copy of which will be attached to this deed.

          3.3.2. The Managing Board of Company II has resolved to approve of the creation of the right of pledge over the Shares II in favour of the Pledgee, as evidenced by Board Minutes dated the thirtieth day of April one thousand nine hundred ninety eight, a copy of which will be attached to this deed.

     Section 4 - Acknowledgement
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     Company I and Company II respectively hereby acknowledge the creation of the pledges pursuant to this Deed and declare that they will, in so far as it regards the creation of a right of pledge over the Shares I and the Shares II respectively, cause these pledges to be recorded in their respective shareholders' registers without delay.

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     Section 5 - Representations and Warranties
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     5.1  Pledgor I and Pledgor II respectively hereby represent and warrant that they are, or shall be, as the case may be, entitled to pledge the Shares I and the Shares II respectively and the proceeds referred to in Section 3.2 to the Pledgee and that there are no or will not be any attachments, rights of pledge in favour of third parties or any right of retention on or against the Shares I and the Shares II respectively and the proceeds referred to in Section 3.2, with the exception of the security interest in and lien upon the Shares I and the Shares II respectively granted to the Pledgee pursuant to the Credit Agreement, the Pledge Agreement and this Deed. Pledgor I and Pledgor II respectively further represent and warrant that they have not previously and/or in advance transferred or created rights of pledge on or over the Shares I and the Shares II respectively and the proceeds referred to in Section 3.2, either in whole or in part, to or in favour of any third parties.
     5.2 Pledgor I and Pledgor II respectively furthermore represent and warrant that no depositary receipts have been issued for the Shares I and the Shares II respectively, that there are no outstanding claims on Company I and Company II respectively for the issue of shares in there respective capital, that there are no outstanding options or other rights entitling the holder thereof to the transfer of the Shares I and the Shares II respectively or of any part thereof, and that no resolution to dissolve Company I and Company II respectively has been taken.

Section 6 - Voting Rights  Under the suspensive condition that Company I's
-------------------------
Articles of Association and Company II's Articles of Association respectively are amended to the effect that the voting rights attached to the Shares I and the Shares II respectively may vest in a pledgee (hereinafter referred to as: the "Suspensive

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Condition") the Pledgee shall have the voting rights attached to the Shares I and the Shares II respectively. Under the Suspensive Condition the Pledgee hereby revocably authorizes the Pledgor I and the Pledgor II respectively to exercise the voting rights attached to the Shares I and the Shares II respectively, which power of attorney shall be revocable only if and when an Event of Default shall have occurred and be continuing under the Credit Agreement, provided, however that the Pledgor I and the Pledgor II respectively shall not vote the Shares I and the Shares II respectively if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under the Credit Agreement, the Pledge Agreement, this Deed or any other Loan Document or the ability of the Secured Parties to exercise the same.

Section 7 - Remedies
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Without prejudice to the rights and remedies provided to the Pledgee by law and subject to the mandatory rules of law, the Pledgee may, upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, the Pledge Agreement or this Deed:
(i) take all measures, whether judicial or extra-judicial, which a pledgee may take in the event of enforcement of pledged goods and which are permitted by law and which in its opinion are required in its interests; (ii) apply any proceeds of the Shares without regard to the provisions of Sections 6:43 and 6:44 of the Netherlands Civil Code.

Section 8 - Release
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The provisions of this Deed and the pledges created hereby shall remain in full force and effect until all of the Pledgor's respective Obligations shall have been fully and finally paid and performed and all Pledgee's commitments under the Credit Agreement and/or other Loan Documents shall have expired or been terminated.

Section 9 - Governing law  This Deed shall be interpreted and the rights and
-------------------------
liabilities of the parties hereto determined in accordance with the laws of The Netherlands.

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Section 10 - Jurisdiction
-------------------------
Any dispute under this Deed shall exclusively be settled by the court of competent jurisdiction at Amsterdam, The Netherlands, provided that the Pledgee may seek enforcement of the obligations of Pledgor hereunder through any other competent court in any other jurisdiction.

Section 11 - Inconsistencies  In the event of any irreconcilable inconsistencies
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between any provision of the Credit Agreement, the Pledge Agreement, the Loan
Documents and this Deed, the provisions of this Deed shall prevail.

Final Part  The persons appearing have been granted powers of attorney by means
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of five non-notarial instruments of attorney, photocopies of which will after the present Deed has been executed be attached to this Deed. Sufficient evidence has been furnished to me, the civil-law notary, of the existence of the powers of attorney included in the authority. The persons appearing are known to me, the civil-law notary.

WHEREOF THE PRESENT DEED,
the Original of which was executed at Amsterdam, the day and year first above written. After the substance of this Deed had been made known to the persons appearing, they unanimously declared that they had taken cognizance of the contents of this Deed and that they did not wish the same to be read out to them in full. Subsequently, after this Deed had been read out in part, the persons appearing and I, the civil law notary, thereunto appended our signatures.
Signed: P.R. Schut, R.P. ten Have, G.C. van Eck

                                                  ISSUED FOR TRUE COPY
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